Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of nVent Electric plc, an entity organized under the laws of Ireland, hereby constitute and appoint Beth A. Wozniak and Jon D. Lammers, or either of them, his/her attorney-in-fact and agent, with full power of substitution, for the purpose of signing on his/her behalf as a director of nVent Electric plc the Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Securities and Exchange Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date: February 23, 2021

Signature	Title

/s/ Jerry W. Burris	Director
Jerry W. Burris

/s/ Susan M. Cameron	Director
Susan M. Cameron

/s/ Michael L. Ducker	Director
Michael L. Ducker

/s/ Randall J. Hogan	Director
Randall J. Hogan

/s/ Ronald L. Merriman	Director
Ronald L. Merriman

/s/ Nicola Palmer	Director
Nicola Palmer

/s/ Herbert K. Parker	Director
Herbert K. Parker

/s/ Jacqueline Wright	Director
Jacqueline Wright